Profire Energy Reports Financial Results for Fiscal Third Quarter of 2015
Revenues up 31% to $12.5 million, Net Income up 59% to $1.9 million or $0.04 per Share

LINDON, Utah, February 12, 2015 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company which creates, installs and services oilfield burner and chemical management solutions in the oil and gas industry, reported financial results for its fiscal third quarter ended December 31, 2014. A conference call will be held on February 12, 2015 at 5:00 p.m. EST to discuss the results.

Fiscal Q3 2015 Highlights vs. Same Year-ago Quarter

•	Total revenues increased 31% to $12.5 million
•	Gross profit up 25% to $6.5 million
•	Net income up 59% to $1.9 million or $0.04 per share
•	Successfully completed company’s first acquisition: oilfield chemical-injection innovator, VIM Injection Management
•	Opened Company’s seventh sales and service office in Greeley, Colorado
•	Recognized by Deloitte as one of the fastest-growing companies in North America for the second consecutive year

Fiscal Q3 2015 Financial Results

Total revenues in the fiscal third quarter of 2015 increased 31% to $12.5 million from $9.5 million in the same year-ago quarter. The increase was primarily due to increased activity from a larger sales force, strengthened customer relationships, and increased efficacy in territories that have seen significant investment including Texas, Colorado, and Pennsylvania.

Gross profit increased to $6.5 million or 52.3% of total revenues, compared to $5.2 million or 54.8% of total revenues in the year-ago quarter. The decrease in gross profit margin is primarily due to the increased allocation of overhead to the cost of goods sold, which is attributed to the company’s larger warehouse, as well as the proportional increase in service activity and a service rebate to a major producer for the installation of numerous Profire systems.

Total operating expenses increased to $4.7 million or 38% of total revenues from $3.1 million or 33% of total revenues in the same year-ago quarter. The increase in operating expenses was primarily due to hiring additional personnel to further growth initiatives in sales, service, and marketing, as well as the opening of a sales and service office in Colorado. The increase in total operating expenses was also driven by increased R&D expense to expedite the introduction of the company’s next generation burner management system and support of the Company’s expanding product line.

Net income increased 59% to $1.9 million or $0.04 per share, compared to net income of $1.2 million or $0.03 per share in the same year-ago quarter.

Cash and cash equivalents totaled $15.4 million at December 31, 2014, as compared to $18.7 million at September 30, 2014. The company has no debt.

Fiscal First Nine Months of 2015 Financial Results

Total revenues in the fiscal first nine months of 2015 increased 59% to a record $41.4 million from $26.1 million in the same year-ago period.

Gross profit increased to a record $22.5 million or 54.4% of total revenues, compared to $15.0 million or 57.4% of total revenues in the same period last year.

Total operating expenses increased to $14.1 million or 34% of total revenues versus $7.4 million or 28% of total revenues in the same year-ago period.

Net income was a record $6.2 million or $0.12 per share, up 28% from $4.9 million or $0.11 per share in the same year-ago period.

Management Commentary & Industry Conditions

“The expansion of our sales and service teams during the year helped drive top- and bottom-line growth in the third quarter, which also helped generate a record first nine months,” said Brenton Hatch, president and CEO of Profire Energy. “The lower net margin percentage reflected the operational investments we’ve made to create long-term growth opportunities, including increasing the size of our sales and service teams and expanding into new sales- and service-territories.

“We also strengthened our presence in Colorado with a new sales- and service-center, and launched our new chemical division, upon completing the acquisition of VIM Injection Management, an industry-leading innovator in oilfield injection management. Profire’s chemical division expands our product line into chemical management systems, providing us access to additional growing markets and revenue streams. Our chemical management system complements our flagship burner management systems, which we believe help make oil and gas production safer, more efficient and more compliant with industry regulations.

“While the oil and gas industry is presently going through a volatile phase, as reflected in our lower-than-expected revenue for the quarter, we remain optimistic given the multitude of opportunities we have for growth and expansion in the coming years. As producers increasingly look for ways to improve their operations, we believe our products and service teams can play a key role in improving efficiency, safety, and compliance in the oilfield.

“Though we are not reliant on industry regulations to grow revenue, there are a number of new state mandates that we expect to provide beneficial tailwinds as another offset to declining oil prices. This includes the recent mandate by the Utah Department of Air Quality that all new open- and enclosed-burners must have an auto-igniter as of January 1, 2015. North Dakota’s Industrial Council also recently passed a new rule, effective April 1, 2015, requiring producers to condition crude oil before transportation, and prove oil temperature is above 110 degrees Fahrenheit in order to burn off toxic gases. We believe Profire offers the fastest, most cost-effective and reliable way to satisfy these new state mandates.”

In light of recent industry developments, Mr. Hatch spoke to management’s strategy to navigate the low-price commodity environment:

“With the current state of the industry, we have decided to curtail some of our aggressive-growth initiatives relating to additional sales and service personnel. That being said, we will still add people in places that we anticipate will produce short-term return on investment. While we have pulled back some expenses—and may continue to do so—we are particularly cautious about cutting areas that are difficult to rebuild quickly or would otherwise compromise long-term growth capabilities, such as entire teams, training programs, etc.. We do not want to compromise our future growth-capabilities because of the current industry-turbulence, but want to be wise about every expense we make.

“All together, we expect the core benefits of our expanding product line, together with our larger footprint and the positive regulatory tailwinds, to support our positive long-term outlook while we navigate the industry volatility in coming quarters.”

Guidance

Based on the current industry environment and Profire Energy’s third quarter performance, management has lowered its fiscal 2015 outlook for total revenues and net income. Total revenues are now expected to range between $48.5 million to $50.0 million (versus $57.0 million to $59.0 million as previously stated), which would represent an increase of 37% to 41% over the previous year. Net income is now expected to range between $5.5 million and $6.6 million (versus $8.0 million to $9.5 million as previously stated), which would represent a decrease and increase of 2% to 18%, respectively.

Conference Call

Profire management will host a conference call later today to discuss these financial results. Please call the conference telephone number at least five minutes prior to the start time. An operator will register your name and organization.

Date: Thursday, February 12, 2015
Time: 5:00 p.m. EST (3:00 p.m. MST)
Toll-free dial-in number: 1-855-327-6837
International dial-in number: 1-631-982-4565

The conference call will also be webcast live and available for replay via this link: http://public.viavid.com/index.php?id=112865.

If you have any difficulty connecting with the call, please contact Liolios Group at 1-949-574-3860.

A telephone replay of the call will be available after 8:00 p.m. EST on the same day through February 19, 2015.

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay ID: 112865

About Profire Energy, Inc.

Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Victoria, Texas; Oklahoma City, Oklahoma; Tioga, Pennsylvania; Greeley, Colorado; and Edmonton, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to, statements regarding its sales, marketing, and operational advancements/expansions, including, but not limited to, the increased activity from a larger sales force, strengthened customer relationships, and increased sales efficacy; the intention or success of the Company’s efforts to sustain long-term sales growth; the accelerated R&D investment resulting in future products and/or services; the introduction of the Company’s next-generation of burner management systems and other products; the reflection of the third quarter on the expansion of the sales and/or service teams in the U.S. or the opening of any sales region or channel to support the Company’s growth; the increased leveraging of personnel; the potential of the Company’s products to improve efficiency, safety, and compliance in the oil field; the adoption—or the Company’s assessment of such—of burner management systems throughout certain markets; the Company’s assessment of the regulations related to its industry or products and the Company’s ability to satisfy those regulations with its product offerings; the occurrence of an earnings conference call; the conference call webcast being available for replay; the industry impact on the Company’s growth; the Company’s positive long-term outlook; the curtailing of the Company’s aggressive-growth initiatives; the intention of the Company to reduce costs and be wise about future costs; and the ability of the Company to successfully navigate the volatile industry conditions. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Andrew Limpert, CFO
(801) 796-5127

Profire Energy, Inc.
Nathan McBride, VP Strategy & Finance
(801) 796-5127

Liolios Group, Inc.
Ron Both, Senior Managing Director
(949) 574-3860
PFIE@liolios.com

PART I. FINANCIAL INFORMATION
Item 1 Financial Information

PROFIRE ENERGY, INC. AND SUBSIDIARY
Condensed Consolidated Balance Sheets

ASSETS

	December 31,	March 31,
	2014	2014
	(Unaudited)
CURRENT ASSETS

Cash and cash equivalents	$15,385,607	$4,456,674
Accounts receivable, net	11,761,357	8,873,471
Inventories	11,023,339	6,579,858
Deferred tax asset	666,994	420,978
Prepaid expenses	378,133	32,263

Total Current Assets	39,215,430	20,363,244

PROPERTY AND EQUIPMENT, net	9,486,194	4,385,881

OTHER ASSETS
Goodwill	997,701	-
Intangible assets, net	664,892	-

Total Other Assets	1,662,593	-

TOTAL ASSETS	$50,364,217	$24,749,125

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$2,806,165	$1,461,138
Accrued liabilities	647,076	193,727
Deferred income tax liability	239,829	107,857
Income taxes payable	959,648	1,605,133

Total Current Liabilities	4,652,718	3,367,855

TOTAL LIABILITIES	4,652,718	3,367,855

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued and outstanding	-	-
Common shares: $0.001 par value, 100,000,000 shares authorized: 53,053,136 and 47,836,543 shares issued and outstanding, respectively	53,053	47,836
Additional paid-in capital	25,145,712	6,496,980
Accumulated other comprehensive loss	(770,828)	(231,051)
Retained earnings	21,283,562	15,067,505

Total Stockholders' Equity	45,711,499	21,381,270

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$50,364,217	$24,749,125

The accompanying notes are an integral part of these condensed consolidated financials statements.

PROFIRE ENERGY, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
REVENUES
Sales of goods, net	$11,695,016	$8,999,070	$38,640,246	$24,778,093
Sales of services, net	821,683	531,767	2,742,219	1,276,780
Total Revenues	12,516,699	9,530,837	41,382,465	26,054,873

COST OF SALES
Cost of goods sold, product	5,299,912	3,894,002	16,837,531	10,169,122
Cost of goods sold, services	674,192	418,594	2,015,796	919,041
Total Cost of Goods Sold	5,974,104	4,312,596	18,853,327	11,088,163

GROSS PROFIT	6,542,595	5,218,241	22,529,138	14,966,710

OPERATING EXPENSES
General and administrative expenses	2,446,896	1,977,911	7,722,366	4,076,226
Research and development	521,814	139,691	1,331,834	390,710
Payroll expenses	1,591,397	946,878	4,624,826	2,712,947
Depreciation expense	176,371	78,685	424,014	205,610

Total Operating Expenses	4,736,478	3,143,165	14,103,040	7,385,493

INCOME FROM OPERATIONS	1,806,117	2,075,076	8,426,098	7,581,217

OTHER INCOME (EXPENSE)
Interest expense	(14,222)	-	(14,222)	(10,567)
Gain on disposal of fixed assets	9,052	-	9,052	1,617
Other income (expense)	(910)	311	1,954	2,501
Interest income	6,687	1,544	14,467	9,910

Total Other Income (Expense)	607	1,855	11,251	3,461

NET INCOME BEFORE INCOME TAXES	1,806,724	2,076,931	8,437,349	7,584,678

INCOME TAX EXPENSE (BENEFIT)	(110,426)	870,625	2,221,292	2,714,839

NET INCOME	$1,917,150	$1,206,306	$6,216,057	$4,869,839

FOREIGN CURRENCY TRANSLATION (LOSS)	$(381,099)	$(178,593)	$(539,777)	$(378,817)

TOTAL COMPREHENSIVE INCOME	$1,536,051	$1,027,713	$5,676,280	$4,491,022

BASIC EARNINGS PER SHARE	$0.04	$0.03	$0.12	$0.11

FULLY DILUTED EARNINGS PER SHARE	$0.04	$0.03	$0.12	$0.11

BASIC WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	52,884,358	46,560,913	51,112,924	45,705,105

FULLY DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	52,843,154	46,973,885	51,389,624	46,118,077

The accompanying notes are an integral part of these condensed consolidated financials statements.

PROFIRE ENERGY, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended
	December 31,
	2014	2013
OPERATING ACTIVITIES
Net Income	$6,216,057	$4,869,839
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	784,193	246,542
Gain on disposal of fixed assets	(9,052)	(1,617)
Common stock issued for services	-	28,350
Bad debt expense	(14,832)	849,531
Stock options issued for services	1,031,301	-
Changes in operating assets and liabilities:
Changes in accounts receivable	(3,035,929)	(2,749,328)
Changes in inventories	(4,533,903)	(3,572,120)
Changes in prepaid expenses	(345,977)	(44,970)
Changes in deferred tax asset/liability	(246,016)	-
Changes in accounts payable and accrued liabilities	1,831,277	519,060
Changes in income taxes payable	(478,480)	1,190,648

Net Cash Provided by Operating Activities	1,198,639	1,335,935

INVESTING ACTIVITIES
Proceeds from disposal of equipment	9,052	33,910
Cash paid for asset acquisition	(750,000)	-
Purchase of fixed assets	(5,941,953)	(654,057)

Net Cash Used in Investing Activities	(6,682,901)	(620,147)

FINANCING ACTIVITIES
Stock issued for cash, net of stock offering costs	16,424,688	4,332,975
Stock issued in exercise of stock options	197,961	118,512

Net Cash Used in Financing Activities	16,622,649	4,451,487

Effect of exchange rate changes on cash	(209,454)	(161,257)

NET INCREASE (DECREASE) IN CASH	10,928,933	5,006,018
CASH AT BEGINNING OF PERIOD	4,456,674	808,772

CASH AT END OF PERIOD	$15,385,607	$5,814,790

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$14,222	$10,567
Income taxes	$2,890,769	$1,655,672
NON CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for acquisition	$1,000,000	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.